UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TPC Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

TPC GROUP FILES PRELIMINARY PROXY STATEMENT REGARDING MERGER AGREEMENT WITH FIRST RESERVE CORPORATION AND SK CAPITAL PARTNERS

Details Comprehensive Review Process Conducted by Independent Special Committee

Houston, TX, September 10, 2012 – TPC Group Inc. (Nasdaq: TPCG), a leading fee-based processor and service provider of value-added products derived from niche petrochemical raw materials, today announced that it has filed preliminary proxy materials with the Securities and Exchange Commission (“SEC”) in connection with the definitive merger agreement between TPC Group and investment funds sponsored by First Reserve Corporation and SK Capital Partners. Under the terms of the agreement, previously announced on August 27, 2012, TPC Group stockholders are eligible to receive $40.00 per share in cash, which represents a 20 percent premium to TPC Group’s closing stock price on July 24, 2012, the last unaffected trading day prior to media reports of a possible acquisition of TPC Group.

The TPC Group Board of Directors encourages all stockholders to read the preliminary proxy statement and its annexes, including the merger agreement, carefully and in its entirety. The following information is derived from the preliminary proxy statement.

Transaction Preceded by Comprehensive Review Process Conducted by an Independent Special Committee

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The Board’s decision to adopt and approve the merger agreement, and to recommend its adoption to stockholders, was the culmination of a comprehensive strategic review process to maximize value for TPC Group’s stockholders.

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The review was conducted by a Special Committee formed in early 2012 composed of four independent directors, including representatives of two of the Company’s largest stockholders, QVT Fund LP, Quintessence Fund L.P. and One East Capital, which hold an aggregate of approximately 21% of the Company’s outstanding shares.

•	A range of other alternatives were considered, including remaining a standalone company, forming a master limited partnership (or “MLP”) and various sale transactions.

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In reviewing both standalone and MLP scenarios, the Special Committee and Board considered the Company’s business prospects, growth opportunities and various risks facing the Company, including crude C4 supply and the large capital projects. In addition, they considered the fact that the combined capital costs of the Company’s proposed strategic on-purpose isobutylene and butadiene projects (including refurbishing of existing equipment and construction of associated new equipment) would likely be well in excess of the current total market capitalization of TPC Group, necessitating a substantial infusion of new capital. The risks involved in such a substantial financing, as well as the risks involved in executing the projects themselves, were viewed to be significant.

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In evaluating different merger options, the Special Committee and its advisors had contacts with nine other potential strategic and financial acquirers, in addition to First Reserve Corporation and SK Capital Partners.

The Board Concluded that the Proposed Transaction is in the Best Interests of TPC Group Stockholders

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After intensive negotiations with First Reserve Corporation and SK Capital Partners – which resulted in a significant price increase over their original proposal – the Special Committee and Board unanimously (with two members of the Board who are also members of management abstaining) concluded that the adoption of the merger agreement was in the best interests of all stockholders and will provide certain and immediate value of $40.00 per share in cash.

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Notably, QVT Fund LP, Quintessence Fund L.P. and One East Capital have executed voting and support agreements providing their commitment to vote in favor of the transaction with First Reserve Corporation and SK Capital Partners. These agreements will terminate if the merger agreement is terminated in order for TPC Group to accept a superior proposal.

Additional detailed information about the special meeting, the merger agreement and the merger is included in the Company’s preliminary proxy statement. The preliminary proxy materials are available in the Investor Relations section of TPC Group’s website at http://investors.tpcgrp.com and at the SEC’s website, www.sec.gov.

Perella Weinberg Partners LP is serving as financial advisor to TPC Group, and Baker Botts L.L.P. is serving as legal counsel. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to the special committee of the TPC Group’s Board of Directors.

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials, such as C4 hydrocarbons, and provider of critical infrastructure and logistics services along the Gulf Coast region. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger. TPC Group plans to file a definitive proxy statement with the SEC in connection with the proposed merger. Investors and security holders of TPC Group are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information about the transaction.

A definitive proxy statement will be mailed to TPC Group’s stockholders seeking their approval of the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by TPC Group with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by TPC Group will be available on TPC Group’s website at http://www.tpcgrp.com under the “Investors” tab, by directing a request to TPC Group, Attention: Investor Relations, 5151 San Felipe, Suite 800, Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

TPC Group and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation will be set forth in the definitive proxy statement (when available). Information concerning beneficial ownership of TPC Group stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against TPC Group and others following announcement of the merger agreement; (3) the inability to complete the proposed merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of TPC Group’s stockholders, antitrust clearances and other closing conditions; (4) risks that the proposed merger disrupts current plans and operations of TPC Group; (5) potential difficulties in employee retention as a result of the proposed merger; (6) the ability to recognize the benefits of the proposed merger; (7) legislative, regulatory and economic developments; and (8) other factors described in TPC Group’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the ability of TPC Group to control or predict. TPC Group can give no assurance that the conditions to the merger will be satisfied. Except as required by law, TPC Group undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TPC Group is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

For TPC Group

Investor Inquiries

Contact: Miguel Desdin

Email: miguel.desdin@tpcgrp.com

Phone: 713-627-7474

-or-

Contact: Scott Winter / Larry Miller

Innisfree M&A Incorporated

Phone: (212) 750-5833

Media Inquiries

Contact: Meaghan Repko / James Golden

Joele Frank, Wilkinson Brimmer Katcher

Phone: (212) 355-4449

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